EXHIBIT 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 2003 for the financial statements of Country Club Kfar Saba Ltd. for the year ended December 31, 2002. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated March 5, 2003 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Tel-Aviv, Israel March 13, 2005	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global